Exhibit 99.1

Genie Energy Ltd (NYSE: GNE) Investor Presentation January 2018

2 2 Safe Harbor Statement This presentation contains forward - looking statements. Statements that are not historical facts are forward - looking statements and such forward - looking statements are statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward - looking statements include: • statements about Genie’s and its divisions’ future performance; • projections of Genie’s and its divisions’ results of operations or financial condition; • statements regarding Genie’s plans, objectives or goals, including those relating to its strategies, initiatives, competition, acquisitions, dispositions and/or its products; and • expectations concerning the permitting, timing and development of Genie’s shale oil projects. Words such as "believe," "anticipate," "plan," "expect," "intend," "target," "estimate," "project," "predict," "forecast," "g uid eline," "aim," "will," "should," “likely,” "continue" and similar expressions are intended to identify forward - looking statements but ar e not the exclusive means of identifying such statements. Readers are cautioned not to place undue reliance on these forward - looking statements and all such forward - looking statements are qualified in their entirety by reference to the following cautionary statements. Forward - looking statements are based on Genie’s current expectations, estimates and assumptions and because forward - looking statements address future results, events and conditions, they, by their very nature, involve inherent risks and uncertainties, many of which are unforeseeable and beyond the Genie’s control. Such known and unknown risks, uncertainties and other factors may cause Genie’s actual results, performance or other achievements to differ materially from the anticipat ed results, performance or achievements expressed, projected or implied by these forward - looking statements. These factors include those discussed under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations in Genie’s periodic filings made with the Securities and Exchange Commission. Genie cautions that such factors are not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward - looking statements. Forward - looking statements speak only as of the date they are made and are statements of Genie’s current expectations concerning future results, events and conditions and Genie is under no obligation to update any of the forward - looking statements, whether as a result of new information, future events or otherwise. 2

3 3 Genie Energy: At a Glance 3 Genie Retail Energy Domestic (US) Genie Retail Energy International Genie Energy Ltd. (NYSE:GNE) Genie Retail Energy Genie Energy Common Stock Symbol NYSE: GNE Stock Price* $4.74 Shares Outstanding 24.8 million Dividend Yield 6.3% Market Capitalization $118 million Genie Energy Series 2012-A Preferred Stock Symbol NYSE: GNEPRA Stock Price* $7.35 Shares Outstanding 2.3 million Dividend Yield 8.7% Cash** $31.1 million Debt $0.0 Revenue (TTM)*** $242.6 million Loss from operations (TTM)*** $(8.3) million Adjusted EBITDA (TTM)*** $(1.3) million Full time employees 240 *Market data as of 01/22/2018 ** Includes cash, cash equivalents and restricted cash as of 9/30/2017 ***TTM - Twelve months ended 9/30/2017

4 4 Investment Thesis 4 • Strategic Transition: Genie Energy is transitioning to a pure play retail energy supplier after suspending its oil and gas exploration program, positioning it for significant improvement in profitability and increased cash - flow • Genie Energy incurred $9.8 million in oil and gas exploration expense TTM* • Any additional investment in oil exploration and drilling services start - up in Israel is expected to be at significantly reduced levels • Strong growth in core business: Genie Retail Energy has successfully expanded its customer base both organically and through acquisition • Meters served increased by 16% and RCE’s increased 35% over the TTM * • Domestic growth strategy includes both organic net meter ads and strategic acquisitions • Recently announced JV in Great Britain has launched service • Attractive dividend: Y ield on Genie common stock supported by cash flows from Genie Retail Energy and liquid balance sheet *Twelve months ended September 30, 2017

5 Genie Retail Energy is a leading independent retail energy provider (REP) • Founded in 2004, now among the largest independent residential REPs • Operations in 12 US states and Great Britain • History of strong and consistent financial performance Value proposition • Customers: Power of choice, value added services and potential savings • Utilities: Removes load - based risk while generating fees from services Managed - risk model • Utilities offer purchase of receivables in many jurisdictions – reducing credit risk • Asset – light business model minimizes capital - at - risk • Geographic diversity mitigates regulatory and weather related risks Genie Retail Energy - Overview

6 6 Meter and RCE Performance METERS RESIDENTIAL CUSTOMER EQUIVALENTS (RCEs) COMMENTARY • 2014: First half Polar Vortex increases churn. Second half stabilization • 2015 - 2016: Strong sequential electric meter, RCE growth and new territories • 2016: Acquired Town Square Energy in fourth quarter • 2017: Returning to healthy organic meter growth 6

7 Customer Acquisition Model • Multiple sales channels across multiple regions • Diverse product offerings • Deep data analysis to identify market opportunities and optimize product offerings Value Creation • Robust risk management to ensure stable profitability • Winback and customer retention strategies leverage all current sales channels • Award winning customer service Long - term, valuable customers • Attractive EBITDA margin and cash flow cycle • Targeted payback period is as little as 9 months • Customer rewards program Retail Value Chain

8 8 M&A Highlights 8 • Date: November 2016 • Price : $9.6 million plus working capital • Opened four new states to Genie’s customer acquisition engine • Differentiated customer acquisition model and respected brand helped to increase Town Square Energy RCEs from 47,000 at purchase to 78,500* **As of September 30, 2017 • Date: August 2017 • Price : $3.0 million plus working capital • Immediately EBITDA accretive • Added the Florida commercial natural gas market • Providing a platform for the expansion of Genie commercial business

9 9 Customer Portfolio RESIDENTIAL CUSTOMER EQUIVALENTS (RCEs) as of 9/30/17 9

10 10 Genie Retail Energy Markets

11 11 GRE Results of Operations 11 COMMENTARY • Strong financial performance through wholesale commodity price fluctuations • All customer acquisition and marketing costs expensed in the period incurred • De minimis CAPEX and D&A expense • Seasonality: Q2 and Q4 shoulder periods between peak heating and cooling seasons (USD in millions) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 2015 2016 TTM Revenue $75.2 $40.3 $53.0 $44.6 $58.9 $44.6 $57.2 $51.5 $71.4 $50.2 $69.5 $213.1$212.1$242.6 Gross Profit 16.5 13.4 21.2 15.5 24.0 18.1 20.2 14.6 24.8 12.1 21.8 66.6 76.9 73.3 SG&A 13.7 13.9 13.3 14.6 13.4 12.9 12.3 11.8 15.9 21.4 16.6 55.6 50.4 65.7 Income (Loss) from Operations 2.8 (0.5) 7.9 0.9 10.7 5.2 7.9 2.7 9.0 (9.4) 4.8 11.1 26.5 7.1 Adjusted EBITDA 2.9 (0.2) 8.1 1.0 10.9 5.3 8.0 3.1 9.5 (8.9) 5.4 11.8 27.3 9.2

12 12 Why Own Genie Energy? Special Situation Investors: • Genie is curtailing investment in oil and gas (O&G) exploration and moving toward position as a pure play retail energy provider • Well - established public company comps facilitate valuation in retail energy space • Reduced investment in O&G exploration in 2018 will positively impact Adjusted EBITDA and cash flows Dividend Investors: • Genie offers an attractive dividend yield supported by strong retail energy cash flows and liquid balance sheet Growth Investors: • Genie has a proven retail energy provider growth model (meters increased 17% TTM, RCE’s increased 35% TTM) with strong growth prospects • Expansion into international retail in 2017 with a JV in Great Britain • Genie has ample capacity to finance expansion with $30 million in cash and no debt

13 13 Genie Energy P&L 13 (USD in millions) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 2015 2016 TTM Revenue $75.2 $40.3 $53.0 $44.6 $58.9 $44.6 $57.2 $51.5 $71.4 $50.2 $69.5 $213.1$212.1$242.6 Gross Profit 16.5 13.4 21.2 15.5 24.0 18.1 20.2 14.6 24.8 12.1 21.8 66.6 76.9 73.3 SG&A 16.6 16.5 15.9 17.0 16.0 15.9 14.9 14.7 18.8 24.6 19.3 66.0 61.6 77.3 Exploration and R&D 1.6 1.3 1.5 2.2 1.7 1.4 1.3 1.6 0.9 1.0 0.8 6.6 6.1 4.2 Income (Loss) from Operations (2.4) (4.9) 3.3 (4.2) 6.0 1.9 (37.1) (1.3) 5.2 (13.6) 1.4 (8.3) (30.5) (8.3) Adjusted EBITDA (1.1) (3.2) 4.6 (3.0) 7.3 1.9 5.2 0.3 6.9 (11.9) 3.3 (2.7) 14.7 (1.3)

Reconciliation of Non-GAAP Financials

Reconciliation of Non-GAAP Financial Measures

In addition to including financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy's investor presentation included Adjusted EBITDA, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie's measure of Adjusted EBITDA consists of gross profit less selling, general and administrative expense and research and development expense. Another way of calculating Adjusted EBITDA is to start with income (loss) from operations and add (1) depreciation and amortization, (2) severance and other charges (3) Non-cash compensation. These additions and deductions are non-cash and/or non-routine items in the relevant 2016, 2014, and 2013 periods.

Management believes that Genie's Adjusted EBITDA measure provides useful information to both management and investors by excluding certain expenses and non-routine gains or losses that may not be indicative of Genie's or the relevant segment's core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA to evaluate operating performance in relation to Genie's competitors. Disclosure of this financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. Adjusted EBITDA may also be an indicator of the strength and performance of Genie's and the segment's ongoing business operations, including the ability to fund capital expenditures, and meet working capital needs from current operations (as opposed to cash resources), and to incur and service debt.

Management refers to Adjusted EBITDA, as well as the GAAP measures gross profit and income (loss) from operations, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments' and Genie's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Severance and other charges are also excluded in the calculation of Adjusted EBITDA. Severance and other charges are reflective of decisions made by management in each period regarding the aspects of Genie's and its segments' businesses to be focused on in light of changing market realities and other factors. In addition, severance and other charges have substantially decreased and are expected to remain at reduced levels for the foreseeable future. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie's core and continuing operations.

The other calculation of Adjusted EBITDA consists of gross profit less selling, general and administrative expense, and research and development expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, gross profit, income (loss) from operations, cash flow from operating activities, net income (loss) or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie's measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA to the most directly comparable GAAP measure for both Genie Energy and the Genie Retail Energy segment.

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Reconciliation of Non-GAAP Financials

Genie Energy (NYSE: GNE) Page 4 *(in thousands)*	Genie Energy TTM
EBITDA	($1,329)
Subtract (add):	
Depreciation and amortization	$1,815
Impairment	---
Other Losses (Gains)	($64)
Stock-based Compensation	$5,106
Income (loss) from operations	($8,186)

Genie Retail Energy - Results of Operations
Page 16 *(in thousands)*

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	2015	2016	TTM
Adjusted EBITDA	$3,614	$319	$8,696	$1,018	$10,874	$5,306	$8,039	$3,130	$9,524	($8,859)	$5,382	$13,647	$27,350	$9,177
Subtract (add):														
Depreciation and amortization	69	59	59	59	59	59	58	251	432	420	434	246	427	1,537
Impairment	---	---	---	---	---	---	---	---	---	---	---	---	---	---
Other Losses (Gains)	---	---	---	---	---	---	---	---	---	---	---	---	---	---
Stock-based Compensation	40	209	113	65	118	78	88	137	118	114	176	427	420	545
Income from operations	$3,505	$51	$8,524	$894	$10,698	$5,169	$7,893	$2,742	$8,974	($9,394)	$4,773	$12,974	$26,503	$7,095

Genie Energy Financials
Page 19 *(in thousands)*

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	2015	2016	TTM
Adjusted EBITDA	($373)	($2,622)	$5,188	($2,984)	$7,305	$1,899	$5,198	$322	$6,905	($11,856)	$3,301	($791)	$14,723	($1,329)
Subtract (add):								0	0	0	0			
Depreciation and amortization	104	115	107	103	97	100	98	287	470	571	487	428	581	1,815
Impairment	---	---	---	---	---	---	---	---	---	---	---	---	---	---
Other Losses (Gains)	---	---	---	---	---	1,262	---	(64)	---	---	---	---	1,198	(64)
Stock-based Compensation	1,237	1,595	1,241	1,155	1,209	1,127	1,161	1,316	1,238	1,141	1,411	5,229	4,813	5,106
Income from operations	($1,715)	($4,332)	$3,840	($4,242)	$5,999	($589)	$3,939	($1,217)	$5,196	($13,568)	$1,403	($6,449)	$8,132	($8,186)

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Avi Goldin Chief Financial Officer agoldin@genie.com